EXHIBIT 21.01

                                  Subsidiaries
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
NAME OF SUBSIDIARY                                       JURISDICTION OF INCORPORATION
------------------                                       -----------------------------
Yupi Acquisitions Corp.                                  Florida
Yupi Internet International, Inc.                        Florida
Flowtools E.U.                                           Colombia
Yupi Internet de Argentina, S.R.L.                       Argentina
La Cosa Interactive, S.R.L.                              Argentina
Yupi Internet Colombia Ltda.                             Colombia
Proveduria de Servicios Para Red Bogota.com Ltda.        Colombia
Servicios de Internet Yupi Chile Limitada                Chile
Yupi Internet Mexico, S.A. de C.V.                       Mexico
Yupi Internet Peru, S.R.L.                               Peru
Yupi Internet Venezuela, S.R.L.                          Venezuela
Yupi Internet Espana, S.L.                               Spain
DeFoe Industrial Inc.                                    British Virgin Islands
CiudadFutura Internet, S.L.                              Spain
Yupi Internet, S.R.L. de C.V.                            Mexico
